Exhibit 10.87

AMENDMENT NO. 3 TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 3 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of December 11, 2013 (the “Effective Date”), by and among (i) RICEBRAN TECHNOLOGIES, a corporation incorporated under the laws of the State of California, as borrower (the “Borrower”), (ii) NUTRACEA, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-IP, LLC, limited liability company organized and existing under the laws of the State of Delaware, SRB-MERM, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-LC, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-MT, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-WS, LLC, a limited liability company organized and existing under the laws of the State of Delaware, RICEX COMPANY, a corporation incorporated under the laws of the State of Delaware, RICEX NUTRIENTS, INC., a corporation incorporated under the laws of the State of Montana, RICE SCIENCE, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and RICE RX, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as joint and several guarantors (together, jointly and severally, the “Guarantors” and together with the Borrower, the “Credit Parties”), and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

RECITALS

B.                  The parties hereto are parties to a senior secured revolving credit facility agreement, dated as of April 30, 2013, which agreement was amended on July 18, 2013 and October 11, 2013 (as amended, the “Credit Agreement”)

B.                  Pursuant to the Credit Agreement, the Company issued to Lender a Revolving Convertible Promissory Note, dated as of October 11, 2013 and in the principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000) (“Note”).

C.                 The Company has filed with the United States Securities and Exchange Commission a registration statement on Form S-1 (Registration Number 333-191448) relating to the proposed offering and sale of the Company securities (“Proposed Offering”)

D.                  In order to facilitate the Proposed Offering, which would benefit the Company, the parties desire to amend the Credit Agreement as set forth herein to provide that, among other things, following the Trigger Date (as hereinafter defined) the Lender may not convert the Note without the mutual agreement of Lender and the Company.

AGREEMENT

In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                   Amendment to Credit Agreement.  In the event that the Borrower receives proceeds exceeding Seven Million Dollars ($7,000,000) in the Proposed Offering (the date such proceeds are raised, the “Trigger Date”), then, effective as of the Trigger Date, the Credit Agreement shall be amended to delete Section 2.1(d)(i) in its entirety and replace it with the following:

Mandatory Principal Repayments; Overadvances.  Beginning January 31, 2014 and continuing on the fifteenth (15th) day of each subsequent month (or the immediately subsequent business day if such day is not a business day), the Borrower shall make principal payments to the Lender in the following amounts:

January 2014	$675,000
February 2014	$175,000
March 2014	$200,000
April 2014	$225,000
May 2014	$250,000
June 2014	$275,000
July 2014	$300,000
August 2014	$300,000
September 2014	$300,000
October 2014	$200,000 plus any and all amounts which remain outstanding as of such date

(such amount each month, the “Mandatory Principal Repayment Amount”)

In addition to Borrower’s obligation to make principal payments hereunder, Lender is permitted to use amounts in the Lock Box Account toward the payment of the outstanding principal balance of all Revolving Loans, provided, however, that the use of funds in the Lock Box Account toward principal repayments shall not be in excess of the amounts provided in the payment schedule above in any given month.  All Revolving Loans hereunder shall be repaid by Borrower as provided in this Section, on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

2.                  Issuance of Amended and Restated Revolving Convertible Promissory Note.  Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender (consented and agreed to by each of the Guarantors), simultaneously with the execution of this Amendment, an original promissory note in the principal amount of Eight Million and No/100 United States Dollars (US$8,000,000), or such lesser principal amount as may be outstanding from time to time, dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Amended and Restated Promissory Note”).

3.                  Cancellation of Existing Promissory Note.  By the Credit Parties’ execution and delivery to the Lender of the Amended and Restated Promissory Note, the Note shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Credit Parties.  It is the intention of the parties that while the Amended and Restated Promissory Note amends, restates, replaces and supersedes the existing Note, in its entirety, the issuance of the Amended and Restated Promissory Note is not in payment or satisfaction of the existing Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the existing debt.

4.                   Representations and Warranties of the Credit Parties.  The Credit Parties each represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Credit Agreement, as further amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

5.                  Security Interest Confirmation.  The Credit Parties each hereby represent, warrant and covenant that (i) the Lender’s security interests in all of the “Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreement) are and remain valid, perfected, security interests in such Collateral, (ii) the fees which the Borrower has agreed to pay to the Lender in connection with this Amendment and the Amended and Restated Promissory Note and any and all additional obligations incurred by the Credit Parties in connection therewith constitute Obligations (as defined in the Credit Agreement) and such fees constitute additional principal amount and additional obligations and are each secured by Lender’s security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

6.                   No Defaults.  Each Credit Party hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

7.                   Covenants.  Each Credit Party hereby reaffirms that each has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each Loan Document, and each covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as further amended hereby, shall remain in effect.

8.                   No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9.                   Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to the Lender that: (i) the Credit Agreement, as further amended hereby, and each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) all obligations of the Credit Parties under the Credit Agreement, as further amended hereby, and each of the Loan Documents are, shall be and continue to be secured by and under the respective Security Agreements entered into by the Credit Parties in connection with the Credit Agreement and all other Loan Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Credit Parties to or against the enforcement of the Credit Agreement, as further amended hereby, or any of the Loan Documents, and to the extent the Credit Parties have any defenses, setoffs, counterclaims, cross-actions or equities against the Lender and/or against the enforceability of the Credit Agreement, as further amended hereby, or any of the Loan Documents, the Credit Parties acknowledge and agree that same are hereby fully and unconditionally waived; and (iv) no oral representations, statements, or inducements have been made by the Lender or any agents or representatives of the Lender with respect to the Credit Agreement, as further amended hereby, or any of the Loan Documents.

10.                Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, an amendment fee equal to One Hundred Thousand and No/100 United States Dollars (US$100,000) in consideration of the Lender’s execution of this Amendment, which such amount shall be immediately added to the principal amount outstanding under and pursuant to the Credit Agreement and the Amended and Restated Promissory Note, (ii) a legal fee equal to Four Thousand Five Hundred United States Dollars (US$4,500), which such amount shall be payable upon the execution of this Amendment and (iii) all costs and expenses of the Lender and Lender's counsel in connection with the preparation and execution of this Amendment, which such amount shall be payable upon the execution of this Amendment.

11.                Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent, each in a form satisfactory to the Lender in its sole discretion:

(a)	Amendment. Each Credit Party shall have executed and delivered to the Lender this Amendment;

(b)	Amended and Restated Promissory Note. Each Credit Party shall have executed and delivered to the Lender the Amended and Restated Promissory Note;

(c)	Corporate Documents. The Lender shall have received such evidence as it may require as to the authority of the officers executing this Amendment and such other corporate documents it may request, including, but not limited to, approval of the board of directors or managers of each of the Credit Parties in form and substance satisfactory to the Lender in its sole discretion; and

(d)	Fees Paid. The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment.

12.                Execution in Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

13.                Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Credit Parties of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Credit Parties of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Credit Parties and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Credit Parties in connection with this Amendment, no other corporate action or consent on the part of the Credit Parties, its board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties’ obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Credit Parties) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms.

14.                GOVERNING LAW.  EXCEPT IN THE CASE OF THE MANDATORY FORUM SELECTION CLAUSE SET FORTH HEREIN, THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT, AS FURTHER AMENDED HEREBY, THE LOAN DOCUMENTS AND THE AMENDED AND RESTATED PROMISSORY NOTE SHALL BE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

15.                MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

16.                Amendment Effective Date.  All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as further amended hereby, and the parties hereto agree that on and after the Effective Date, the Credit Agreement, as further amended hereby, is in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BORROWER:

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name:	W. John Short
Title:	Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

EXHIBIT A

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (Ill) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

AMENDED AND RESTATED REVOLVING CONVERTIBLE PROMISSORY NOTE

Issuance Date: December 11, 2013	US$8,000,000

Effective Date:  December 11, 2013

FOR VALUE RECEIVED, RICEBRAN TECHNOLOGIES, a corporation incorporated under the laws of the State of California, whose address is 6720 North Scottsdale Road, Suite 390, Scottsdale, AZ 85253 (the “Borrower”), promises to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before October 15, 2014 or such later date as agreed upon after the date hereof in a signed writing by the Lender (the “Revolving Loan Maturity Date”), the lesser of: (i) Eight Million and No/100 United States Dollars (US$8,000,000); or (ii) the aggregate principal amount outstanding under and pursuant to that certain senior secured revolving credit facility agreement, dated as of April 30, 2013, as amended by amendment no. 1 thereto dated as of July 18, 2013, amendment no. 2 dated as of October 11, 2013, and as further amended by amendment no. 3, dated as of the Effective Date (“Amendment No. 3”), executed by and among the Borrower, as borrower, certain subsidiaries of the Borrower, as joint and several guarantors, and the Lender, as lender (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, fees and expenses, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This revolving convertible promissory note (the “Note”) amends, restates, replaces and supercedes, in its entirely, that certain revolving convertible promissory note, issued and effective as of October 10, 2013 (the “Original Note”), issued by the Borrower in favor of the Lender, in the principal amount of Two Million Eight Hundred Thousand and No/100 United States Dollars (US$2,800,000).  The obligations contained in the Original Note shall be referred to herein as the “Original Obligations”.  It is the intention of the Borrower and Lender that while this Note amends, restates, replaces and supersedes the Original Note, in its entirety, it is not in payment or satisfaction of the Original Obligations, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.  Should there be any conflict between any of the terms of the Original Note, and the terms of this Note, the terms of this Note shall control.  This Note is not a novation.

This Note evidences a portion of the aggregate Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated.

As of the Effective Date, Two Million Eight Hundred Thousand and No/100 United States Dollars (US$2,800,000) has been advanced by the Lender to the Borrower, consisting of One Million Four Hundred Thousand and No/100 United States Dollars (US$1,400,000) advanced on May 24, 2013, Six Hundred Thousand and No/100 United States Dollars (US$600,000) advanced on July 18, 2013, and Eight Hundred Thousand and No/100 United States Dollars (US$800,000) advanced on the Effective Date.

The holder of this Note is entitled to all of the benefits and security provided for in the Loan Documents, of even date herewith. All Revolving Loans shall be repaid by Borrower, or any person liable for the payment of this Note, on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Revolving Loan evidenced hereby and made by Lender, and all payments on account of the principal and interest hereunder shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttable presumptive evidence of the principal amount owing hereunder.

This Note is being issued in connection with Amendment No. 3 and is also secured by the Security Agreements and all other Loan Documents.  All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in any of the Loan Documents which are to be kept and performed by the Borrower or any other Credit Party are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower and each Credit Party covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

Except for such notices as may be required under the terms of the Credit Agreement, the Borrower, or any person liable for the payment of this Note, waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the required time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note, but specifically excluding any income or capital gains taxes.

The Revolving Loan evidenced hereby has been made and/or issued and this Note has been delivered at Lender's main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Nevada, in which state it shall be performed, and shall be binding upon Borrower, or any person liable for the payment of this Note, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require the Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest.  Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance.  Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

17.               THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NONU.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

Notwithstanding any provision in this Note or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

At any time and from time to time while this Note is outstanding, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, no par value per share (the “Common Stock”) of Borrower, in accordance with the terms and conditions set forth below.

(a)	Voluntary Conversion.

(1)            At any time while this Note is outstanding, the Lender may, upon the occurrence of an Event of Default or if mutually agreed upon by the parties, convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Borrower (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) the higher of (A) eighty-five percent (85%) of the lowest daily volume weighted average price of the Borrower's Common Stock during the five (5) Business Days immediately prior to the Conversion Date, which price shall be  indicated in the conversion notice (in the form attached hereto as Exhibit A, the “Conversion Notice”) and (B) $0.02 (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) (the denominator) (the “Conversion Price”). The Lender shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(2)            The Borrower has filed with the United States Securities and Exchange Commission a registration statement on Form S-1 (Registration Number 333-191448) relating to the proposed offering and sale of the Borrower’s  securities (“Proposed Offering”).  Notwithstanding anything contained in Section (a)(1) to the contrary, provided that the Borrower receives proceeds exceeding Seven Million Dollars ($7,000,000) in the Proposed Offering (the date such proceeds are raised, the “Trigger Date”), then, effective as of the Trigger Date, any conversion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement shall be permitted only upon mutual agreement of the Lender and the Borrower.

(b)                The Lender's Conversion Limitations. The Borrower shall not affect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender's Affiliates and any Persons acting as a group together with the Lender or any of the Lender's Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Borrower provide to the Lender a written statement of the number of outstanding shares of the Borrower's Common Stock as of a requested date. The Borrower shall, within three (3) Business Days of such request, provide Lender with such requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Borrower in issuing its Conversion Notice and ensuring that its ownership of the Borrower's Common Stock is not in excess of the Beneficial Ownership Limitation.  The restriction described in this Section may be waived by Lender, in whole or in part, upon notice from the Lender to the Borrower to increase such percentage.

For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note.  The limitations contained in this Section shall apply to a successor holder of this Note.  For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(c)                Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner, to the extent Lender has the right to convert this Note into shares of Common Stock:

(1)            To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower's transfer agent).

(2)            Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Borrower's transfer agent, and pursuant to the terms of the Credit Agreement, the Borrower's transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within five (5) Business  Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), provided that the Borrower's transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) program, and legends are not required under the terms of the Credit Agreement, the Borrower shall, subject to Lender timely providing all information required regarding Lender’s prime broker with DTC, cause the transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Irrevocable Transfer Agent Instructions, the Lender may request the Borrower's transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender's prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Lender of such delivery. In the event that the Borrower's transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), the Borrower shall instruct and cause its transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Irrevocable Transfer Agent Instructions, the Lender may request the Borrower's transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3)              The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4)                If in the case of any Conversion Notice, the certificate or certificates required hereunder to be delivered are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Lender any original  Note delivered to the Borrower and the Lender shall promptly return to the Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered  for conversion to the Borrower.

(5)                The Borrower's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and, unless specified otherwise herein, unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or  any breach or alleged breach by the Lender or any other person or entity of any obligation to  the Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment.  In the absence of such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion.  If the Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per Business Day for each Business Day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Lender's right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Borrower's failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Borrower's transfer agent in accordance with the Irrevocable Transfer Agent Instructions, in the event for any reason the Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender's conversion rights hereunder.

(6)            The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower, provided that Borrower shall not be responsible for any income, capital gains or similar tax imposed on Lender.

(7)              Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note in accordance with its terms (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Note then outstanding, Borrower shall increase the Share Reserve accordingly.  If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized to an amount of shares equal to three (3) times the Conversion Shares.  Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

(d)	Adjustments to Conversion Price.

(1)              If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(2)            If, at any time while this Note is outstanding: (i) the Borrower effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted  to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common  Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Borrower or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring (i) any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction or (ii) the satisfaction of all outstanding principal and interest hereunder.

(3)              Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Borrower shall promptly deliver to Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(4)            If: (A) the Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Borrower shall authorize the granting to all holders of  the Common Stock of rights or warrants  to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any  consolidation  or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, of any compulsory share exchange whereby  the  Common Stock is converted into other securities, cash or property, or (E) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower, then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Lender at its last address as it shall appear upon the Borrower's records, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e)                Make-Whole Rights. Upon liquidation by the Lender of Conversion Shares issued pursuant to any Conversion Notice, provided that the Lender realizes a net cash amount from such liquidation equal to less than the Conversion Amount specified in the relevant Conversion Notice (such net realized amount, the “Realized Amount”), the Borrower shall pay to Lender in immediately available funds an amount equal to: (i) the Conversion Amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Lender (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares.  Such payment shall be made within five (5) Business Days after Borrower’s receipt of the Sale Reconciliation and written notice from Lender seeking such funds.

[-signature page follows-]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

RICEBRAN TECHNOLOGIES

By:
Name:	W. John Short
Title:	Chief Executive Officer